EMPLOYMENT AGREEMENT
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         EMPLOYMENT AGREEMENT dated as of January 1, 1999 between Total Research Corporation, a Delaware corporation ("Company"), and Eric Zissman ("Executive").

                                   BACKGROUND
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         Executive is presently serving as the Chief Financial Officer under an Employment Agreement with Company effective January 2, 1997 (the "Original Employment Agreement"). Company desires to have Executive continue in the employment of the Company beyond the June 30, 1999 termination date in the Original Employment Agreement, and Executive wishes to remain in the employment of the Company beyond such date, on the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                      TERMS
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SECTION 1.             CAPACITY AND DUTIES

1.1 EMPLOYMENT; ACCEPTANCE OF EMPLOYMENT. Company hereby employs Executive and Executive hereby accepts employment by Company for the period and upon the terms and conditions hereinafter set forth.

1.2      CAPACITY AND DUTIES.

     (a) Executive shall initially serve as President of the Customer Loyalty Division of Company. Executive shall perform the duties and have the responsibilities of a Division President as described in the "Position Description" previously delivered to Executive, as such "Position Description" may be revised by Company from time to time. Executive shall perform such other duties and shall have such authority consistent with his position as may from time to time be specified by the Chief Executive Officer of Company. Executive may be appointed by the Chief Executive Officer to another senior level position, provided such appointment does not result in a reduction in
Executive's compensation and benefits under this Agreement. Executive shall report directly to the Chief Executive Officer, and shall perform Executive's duties for Company principally at Company's principal executive offices, presently in Princeton, New Jersey , except for periodic travel that may be necessary or appropriate in connection with the performance of Executive's duties hereunder.

     (b) Executive shall devote Executive's full working time, energy, skill and best efforts to the performance of Executive's duties hereunder, in a manner that will faithfully and diligently further the business and interests of Company, and shall not be employed by, or participate or engage in or in any manner be a part of the management or operation of, any business enterprise other than Company without the prior written consent of the Board of Directors of Company (the

"Board"). Notwithstanding the above, Executive shall be permitted, to the extent such activities do not interfere or conflict with the performance by Executive of Executive's duties and responsibilities hereunder, (i) to manage Executive's personal, financial and legal affairs, and (ii) to serve on civic, charitable or professional boards or committees (it being expressly understood and agreed that Executive's continuing to serve on any such board and/or committees on which Executive is serving, or with which Executive is otherwise associated (each of which has been disclosed to Company in writing prior to the execution of Executive's Agreement), as of the Commencement Date (as defined below), shall be deemed not to interfere with the performance by Executive of Executive's duties and responsibilities under this Agreement).

(c) Executive represents and warrants to Company that Executive is under no contractual or other restriction or obligation which conflicts with, violates or is inconsistent with the execution of this Agreement, the performance of Executive's duties hereunder, or the other rights of Company hereunder.

(d) During the Term, Executive shall be entitled to participate as a member of the Company's Management Council. The Management Council shall consist of Executive and certain other senior officers of the Company and shall serve as an advisory and consultative body on such significant strategic and operating issues as the Chairman or President of the Company determine to present to the Management Council prior to decisions on such issues being made by the President, the Executive Committee or the Board of Directors.

SECTION 2.            TERM OF EMPLOYMENT

     2.1 TERM. The term of Executive's employment hereunder shall commence on the date hereof (the "Commencement Date") and continue until June 30, 2000, as further extended or unless sooner terminated in accordance with the other provisions hereof (the "Term"). Except as hereinafter provided, on expiration of the initial Term, the Term shall be automatically extended for one additional year unless either party shall have given to the other party written notice of nonrenewal of this Agreement at least six months prior to such expiration date. After the initial Term, the Term shall be automatically extended for successive one year Terms unless written notice of nonrenewal is given by either party to the other at least six (6) months prior to the expiration of the then current Term. If written notice of termination is given as provided above, Executive's employment under this Agreement shall terminate on the last day of the then-current Term.

SECTION 3.            COMPENSATION

     3.1 BASIC COMPENSATION. As compensation for Executive's services during the Term, Company shall pay to Executive a salary effective January 1, 1999 in the amount specified on Exhibit A, attached hereto and made a part hereof. The Executive shall continue to receive Executive's salary at the rate presently in effect under the Original Employment Agreement through December 31, 1998. The salary shall be payable in periodic installments in accordance with Company's regular payroll practices for its executive personnel at the time of payment, but in no event less frequently than monthly. Executive's annual salary, as determined in accordance with this Section 3.1, is hereinafter referred to as Executive's "Base Salary."

     3.2 PERFORMANCE BONUS. As additional compensation for the services rendered by Executive to Company pursuant to this Agreement for fiscal periods commencing July 1, 1998, the Executive shall be entitled to participate in the Senior Management Compensation Plan, attached hereto and incorporated hereby as Exhibit A (the "Compensation Plan").

     3.3 EMPLOYEE BENEFITS. During the Term, Executive shall be entitled to participate in such of Company's employee benefit plans and benefit programs, including medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident plans and programs, as may from time to time be provided by Company for its senior executives generally. In addition, during the Term Executive shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by Company for the benefit of its senior executives generally. Company shall have no obligation, however, to maintain any particular program or level of benefits referred to in this Section 3.3.

     3.4 OTHER BENEFITS. During the Term, the Company shall provide Executive with an automobile allowance of $500.00 per month for the use of an automobile owned or leased by Executive in accordance with the policies and procedures established by the Company from time to time for executive employees.

     3.5 VACATION. Executive shall be entitled to the normal and customary amount of paid vacation provided to senior executives of the Company generally, but in no event less than 20 days during each 12 month period, beginning on July 1, 1998. Any vacation days that are not taken in a given 12 month period shall accrue and carry over from year to year up to a maximum of 20 days. The Executive may be granted leaves of absence with or without pay for such valid and legitimate reasons as the Board in its sole and absolute discretion may determine, and is entitled to the same sick leave and holidays provided to other senior executive officers of Company.

     3.6 EXPENSE REIMBURSEMENT. Company shall reimburse Executive for all reasonable and documented expenses incurred by him in connection with the performance of Executive's duties hereunder in accordance with its regular reimbursement policies as in effect from time to time.

     3.7 STOCK OPTION AGREEMENT. Company acknowledges the prior grant to Executive of 250,000 stock options (the "Option Shares") made pursuant to the Original Employment Agreement under which, subject to the terms thereof, the Option Shares are scheduled to vest on June 30, 1999.

SECTION 4.            TERMINATION OF EMPLOYMENT

     4.1 DEATH OF EXECUTIVE. If Executive dies during the Term, Company shall not thereafter be obligated to make any further payments hereunder other than amounts (including Base Salary, bonuses, expense reimbursement, etc.) accrued as of the date of Executive's death in accordance with generally accepted accounting principles (the "Accrued Obligations", which, for purposes of this Agreement in situations other than death, shall reference the date of termination).

     4.2 DISABILITY OF EXECUTIVE. If Executive is permanently disabled (as defined in Company's long-term disability insurance policy then in effect), then the Board shall have the right to terminate Executive's employment upon 30 days' prior written notice to Executive at any time during the continuation of such disability. In the event Executive's employment is terminated for disability in accordance with this Section 4.2, Company shall not thereafter be obligated to make any further payments hereunder other than (i) Accrued Obligations through the date of such termination and (ii) continued Base Salary and benefits, until the earlier of (x) such time as payments to Executive commence under Company's long-term disability insurance policy then in effect, or (y) the expiration of the then current Term.

     4.3 TERMINATION FOR CAUSE. Executive's employment hereunder shall terminate immediately upon notice that the Board is terminating Executive for Cause (as defined herein), in which event Company shall not thereafter be obligated to make any further payments of Base Salary, bonus or other payments. "Cause" shall be limited to the following:

          (i) willful failure to substantially perform Executive's duties as described in Section 1.2 (other than such failure resulting from Executive's physical or mental illness, or the failure of Executive to perform such duties during the remedy period set forth in Section 4.4 hereof following the issuance of a Notice of Termination (as herein defined) by Executive for Good Reason, unless an arbitrator acting pursuant to Section 6.2 hereof finds Executive to have acted in bad faith in issuing such Notice of Termination), after (x) demand for substantial performance is delivered by Company in writing that identifies the manner in which Company believes Executive has not substantially performed Executive's duties and (y) Executives' failure to cure such nonperformance within ten days after receipt of such written demand.

          (ii) willful misconduct that is materially and demonstrably injurious to Company or any of its subsidiaries;

          (iii) conviction or plea of guilty or nolo contendere to a felony or to any other crime which involves moral turpitude or, if not involving moral turpitude, the act giving rise to such conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries;

          (iv) material violation of (x) Company's policies relating to sexual harassment, substance or alcohol abuse or the disclosure or misuse of Confidential Information (as hereinafter defined), or (y) other Company polices set forth in Company manuals or written statements of policy provided in the case of this clause (y) that such violation is materially and demonstrably injurious to Company and continues for more than three (3) days after written notice thereof is given to Executive by the Board; and

          (v) material breach of any provision of this Agreement by Executive, which breach continues for more then ten days after written notice thereof is given by the Board to Executive.

           Cause shall not exist under this Section 4.3 unless and until Company has delivered to Executive a copy of a resolution duly adopted by a majority of the Board at a meeting of the Board called and held for such purpose (or by unanimous written consent of the Board), finding that such Cause exists in the good faith opinion of the Board. This Section 4.3 shall not prevent Executive from challenging in any arbitration proceeding or court of competent jurisdiction the Board's determination that Cause exists or that Executive has failed to cure any act (or failure to act), to the extent permitted by this Agreement, that purportedly formed the basis for the Board's determination. Company must provide notice to Executive that it is intending to terminate Executive's employment for Cause within one hundred and twenty (120) days after the Board has actual knowledge of the occurrence of the event it believes constitutes Cause.

          4.4 TERMINATION WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON.

     (a) If (i) Executive's employment is terminated by Company for any reason (other than (x) Cause or (y) disability of Executive) or (ii) Executive's employment is terminated by Executive for Good Reason, then Company shall within thirty (30) days of termination of employment pay to Executive a lump sum cash payment equal to Executive's Base Salary for a period equal to the greater of
(x) the date of termination of employment through the date that is one (1) year after the date of delivery of a proper notice of termination of employment or nonrenewal of the Agreement or (y) the then remaining Term (the "Severance Payment"). Further, in the event of termination by Company under such circumstances Company shall maintain in full force and effect, for the continued benefit of Executive, Executive's spouse and Executive's dependents for the remaining balance of the unexpired Term as of the date of termination, the medical, hospitalization, dental and life insurance programs in which Executive, Executive's spouse and Executive's dependents were participating immediately prior to the date of such termination at substantially the level in effect and upon substantially the same terms and conditions (including without limitation contributions required by Executive for such benefits) as existed immediately prior to the date of termination (except to the extent thereafter reduced for senior executives of Company generally); provided, that if Executive, Executive's spouse or Executive's dependents cannot continue to participate in the Company programs providing such benefits, the Company shall arrange to provide Executive, Executive's spouse and Executive's dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs, provided that such benefits shall terminate upon the date or dates Executive receives coverage and benefits which are substantially similar, taken as a whole, without waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer . Upon making the payments described in this Section 4.4, Company shall have no further obligation to Executive hereunder.

     (b) Notwithstanding the foregoing,  if Executive's employment is terminated
(i) by Company without Cause but due to Executive's failure for four consecutive calendar quarters to attain all the performance goals as outlined in the Compensation Plan or (ii) by Executive for Good Reason under Section 4.4(c)(vi) provided Executive terminates employment under Section 4.4(c)(vi) within ten
(10) days of the Company's delivery of the revised performance goals to Executive, the Severance Payment shall be reduced by fifty percent (50%).

     (c) "Good Reason" shall mean the following:

          (i) material breach of Company's obligations hereunder, provided that Executive shall have given reasonably specific written notice thereof to Company, and Company shall have failed to remedy the circumstances within 60 days thereafter;

          (ii) any decrease in Executive's salary below the amount set forth in the Compensation Plan (except for decreases that are in conjunction with decreases in salaries generally) or any material reduction in the general nature of Executive's duties or authority to a level inconsistent with a senior executive position, unless previously agreed to in writing by Executive;

          (iii) the failure of Executive to be appointed initially to the positions set forth in Section 1.2(a);

          (iv) the relocation of Executive's principal place of employment to a location more than thirty (30) miles from Princeton, New Jersey;

          (v) the failure of any successor in interest of Company to be bound by the terms of this Agreement in accordance with Section 6.5 hereof;

          (vi) The financial Bonus Goals established by the Company in the Senior Management Compensation Plan for any fiscal year are more than 125% of the financial Bonus Goals for the preceding fiscal year and are not approved in writing by the Chief Executive Officer or, if Albert Angrisani is not then serving as Chief Executive Officer, approved by a majority of the participants in the Compensation Plan; or

          (vii) Executive's termination of the Agreement after Company notice of nonrenewal under Section 2.1.

         Executive must provide notice to Company that Executive is intending to terminate Executive's employment for Good Reason within one hundred and twenty
(120) days after Executive has actual knowledge of the occurrence of an event he believes constitutes Good Reason. Executive's right to terminate Executive's employment hereunder for Good Reason shall not be affected by Executive's Disability. Subject to compliance by Executive with the notice provisions of
Section 4.4(c)(i), Executive's continued employment prior to terminating employment for Good Reason shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason. In the event Executive delivers to the Company a Notice of Termination for Good Reason, Executive agrees to appear before a meeting of the Board called and held for such purpose (after reasonable notice) and specify to the Board the particulars as to why Executive believes adequate grounds for termination for Good Reason exist. No action by the Board, other than the remedy of the circumstances within the time periods specified in Section 4.4(c)(i), shall be binding on Executive.

     4.5      CHANGE IN CONTROL.

     (a) If, during the Term, there should be a Change of Control (as defined herein), and within one year thereafter either (i) Executive's employment should be terminated for any reason other than for Cause or (ii) Executive terminates Executive's employment for Good Reason (other than under Section 4.4(c)(vi)), Company shall, on or before Executive's last day of full-time employment hereunder, pay to Executive, the amounts set forth in Section 4.4 above, provided that it is the intention of the parties that the payments under this
Section 4.5 shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal

Revenue Code of 1986, as amended. Accordingly, notwithstanding anything in this Agreement to the contrary, if any of the amounts otherwise payable under this Section would constitute "excess parachute payments," or if the independent accountants acting as auditors for Company on the date of the Change in Control determine that such payments may constitute "excess parachute payments," then the amounts otherwise payable under this Agreement shall be reduced to the maximum amounts that may be paid without any such payments constituting, or potentially constituting, "excess parachute payments."

     (b) Upon the occurrence of a Change in Control, any stock options previously granted to Executive that are not then exercisable, ie. unvested, shall immediately vest and become exercisable by Executive . The Company shall execute all necessary amendments to the applicable stock option plans and agreements provided such amendments are permitted by law and will not adversely affect the tax status or qualification of the plan as an Incentive Stock Option Plan or Non-qualified Stock Option Plan.

     (c) Upon making the payments described in this Section 4.5, Company shall have no further obligation to Executive hereunder.

     (d) A "Change in Control" of Company shall be deemed to have occurred if

          (1) at any time after the date hereof, there shall occur (i) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which the shares of common stock of Company ("Common Stock") would be converted into cash, securities or other property, or
(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets accounting for 50% or more of total assets or 50% or more of the total revenues of Company, other than, in case of either (i) or (ii) a consolidation or merger with, or transfer to, a corporation or other entity of which, or of the parent entity of which, immediately following such consolidation, merger or transfer, (x) more than 50% of the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or other determination of governing body) is then beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by all or substantially all of the individuals and entities who were such owners of Common Stock immediately prior to such consolidation, merger or transfer in substantially the same proportion, as among themselves, as their ownership of Common Stock immediately prior to such sale consolidation, merger or transfer, or (y) a majority of the directors (or other governing body) consists of members of the Board of Directors of Company in office on the date hereof for purposes of (2) below or approved as provided in
(2) below;

          (2) at any time after the date hereof, (x) members of the Board of Directors of Company in office on the date hereof (including any designated as contemplated by Section 4.2 of the Stock Purchase Agreement made as of April 16, 1998 between Company and David Brodsky) plus (y) any new director (excluding a director designated by a person or group who has entered into an agreement with Company to effect a transaction described in Section 4.5(d)(1)) whose election by the Board of Directors of Company or nomination for election by Company's stockholders was approved by (i) Executive (if a director) or (ii) a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved, shall cease for any reason to constitute a majority of the Board; or

          (3) at any time after the date hereof, the stockholders of Company approve a complete liquidation or dissolution of Company, except in connection with a recapitalization or other transaction which does not otherwise constitute a Change of Control for purposes of Section 4.5(a)(1) above.

          4.6 TERMINATION BY EXECUTIVE WITHOUT GOOD REASON. In the event Executive's employment is voluntarily terminated by Executive without Good Reason, Company shall not be obligated to make any further payments to Executive hereunder other than Accrued Obligations through the date of such termination.

          4.7 FAILURE TO EXTEND. A failure by Company to extend this Agreement pursuant to Section 2.1 shall not be treated as a termination of Executive's employment for purposes of this Agreement.

          4.8 MITIGATION. Executive shall not be required to mitigate amounts payable under this Section 4 by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of subsequent employment except as specifically provided herein.

SECTION 5.            NON-COMPETITION AND CONFIDENTIALITY

5.1      NON-COMPETITION.

     (a)  During  the  Term  and  for a  period  of  one  year  thereafter  (the
"Non-Competition Period"), Executive shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including, without limitation, as an officer, director, employee, distributor, independent contractor, independent representative, partner, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business located in any state or region (including foreign jurisdictions) where Company conducts business; provided, however, that ownership of 1% or less of the stock or other securities of a corporation, the stock of which is listed on a national securities exchange or is quoted on the NASDAQ Stock Market's National market, shall not constitute a breach of this
Section 5, so long as the Executive does not in fact have the power to control, or direct the management of, or is not otherwise engaged in activities with, such corporation.

     (b) For purposes hereof, the term "Competing Business" shall mean any business or venture which is substantially similar to the whole or any significant part of the business conducted by Company.

     (c) Notwithstanding the above, the Non-Competition Period shall be limited to the period for which a Severance Payment is received under Section 4.4(a) above if Executive's employment is terminated (i) by Company without Cause, (ii) by Executive for Good Reason or (iii) as a result of nonrenewal of the Agreement by Company.

     (d) If the Executive's employment is terminated for any reason other than the reasons specified in Section 5.1(c) above and Executive is not entitled to a Severance Payment under Section 4.4(a) as a result of such termination, the Non-Competition Period shall continue for one (1) year after termination of employment.

     5.2 NO SOLICITATION. During the Term, including any unexpired portion thereof, and for a period of one year thereafter, the Executive shall not, directly or indirectly, including on behalf of, for the benefit of, or in conjunction with, any other person or entity, (i) solicit, assist, advise, influence, induce or otherwise encourage in any way, any employee of Company to terminate Executive's relationship with Company for any reason, or assist any person or entity in doing so, or employ, engage or otherwise contract with any employee or former employee of Company in a Competing Business or any other business unless such former employee shall not have been employed by Company for a period of at least one year, (ii) interfere in any manner with the relationship between any employee and Company or (iii) contact, service or solicit any existing clients, customers or accounts of Company on behalf of a Competing Business, either as an individual on Executive's own account, as an investor, or as an officer, director, partner, joint venturer, consultant, employee, agent or sales man of any other person or entity.

5.3      CONFIDENTIAL INFORMATION

     (a) "Confidential Information" shall mean confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, distribution methods, data, specifications and processes (including the Transferred Property as hereinafter defined) presently owned or at any time hereafter developed by Company or its agents or consultants or used presently or at any time hereafter in the course of the business of Company, that are not otherwise part of the public domain.

     (b) Executive hereby sells, transfers and assigns to Company, or to any person or entity designated by Company, all of Executive's entire right, title and interest in and to all inventions, ideas, methods, developments, disclosures and improvements (the "Inventions"), whether patented or unpatented, and copyrightable material, and all trademarks, trade names, all goodwill associated therewith and all federal and state registrations or applications thereof, made, adopted or conceived by solely or jointly, in whole or in part (collectively, the "Transferred Property"), prior to or during the Term which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by Company or (ii) otherwise relate to or pertain to the business, products, services, functions or operations of the Company. Executive shall make adequate written records of all Inventions, which records shall be Company's property and shall communicate promptly and disclose Company, in such forms Company requests, all information, details and data pertaining to the aforementioned Inventions. Whether during the Term or thereafter, Executive shall execute and deliver to Company such formal transfers and assignments and such other papers and documents as may be required of Executive to permit Company, or any person or entity designated by Company, to file and prosecute patent applications (including, but not limited to, records, memoranda or instruments deemed necessary by Company for the prosecution of the patent application or the acquisition of letters patent in the United states, foreign counties or otherwise) and, as to copyrightable material, to obtain copyrights thereon, and as to trademarks, to record the transfer of ownership of any federal or state registrations or applications.

     (c) All such Confidential Information is considered secret and will be disclosed to the Executive in confidence, and Executive acknowledges that, as a consequence of Executive's employment and position with Company, Executive may have access to and become acquainted with Confidential Information. Except in the performance of Executive's duties as an employee of Company, Executive shall not, during the term and at all times thereafter, directly or indirectly for any reason whatsoever, disclosure or use any such Confidential Information. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to or containing Confidential Information, which Executive has prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain Company's sole and exclusive property and shall be included in the Confidential Information. Upon termination of Executive's agreement, or whenever requested by Company, Executive shall promptly deliver to Company any and all of the Confidential Information and copies thereof, not previously delivered to Company, that may be in the possession or under the control of the Executive. The foregoing restrictions shall not apply to the use, divulgence, disclosure or grant of access to Confidential Information to the extent, but only to the extent, (i) expressly permitted or required pursuant to any other written agreement between Executive and Company, (ii) such Confidential Information has been publicly disclosed (not due to a breach by the Executive of Executive's obligations hereunder, or by breach of any other person, of a fiduciary or confidential obligation to Company or (iii) the Executive is required to disclose Confidential Information by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction, provided, however, that the Executive shall, prior to any such disclosure, immediately notify Company of such requirements and provided further, however, that the Company shall have the right, at its expense, to object to such disclosures and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

     5.4 ACKNOWLEDGEMENT; REMEDIES; SURVIVAL OF THIS AGREEMENT.

     (a) Executive acknowledges that violation of any of the covenants and provisions set forth in this Agreement would cause Company irreparable damage and agrees that Company's remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by Executive of any of the provisions of this Agreement, it is agreed that, in addition to the remedies at law or in equity, Company shall be entitled, without the posting of a bond, to equitable relief in the form of specific performance, a temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available for the purposes of restraining Executive from any actual or threatened breach of such covenants. Without limiting the generality of the foregoing, if Executive breaches or threatens to breach this
Section 5 hereof, such breach or threatened breach will entitle Company to enjoin Executive from disclosing any Confidential Information to any Competing

Business, to enjoin any Competing Business from retaining Executive or using any such Confidential Information, to enjoin Employee form rendering personal services to or in connection with any Competing Business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

     (b) The provisions of this Agreement shall survive the termination of Executive's employment with Company.

SECTION 6.            MISCELLANEOUS

     6.1 CANCELLATION OF ORIGINAL EMPLOYMENT AGREEMENT With the exception of the obligation to pay salary, benefits and performance bonus for the period through December 31, 1998, the Original Employment Agreement is hereby cancelled; provided, however, that this Section 6.1 shall not be construed to limit or terminate Executive's entitlement under the Original Employment Agreement to amounts accrued for periods through the date of this Agreement, including, without limitation, the 250,000 stock options granted thereunder.

     6.2 ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Princeton, New Jersey, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties consent to the authority of the arbitrator, if the arbitrator so determines, to award fees and expenses (including legal fees) to the prevailing party in the arbitration.
Notwithstanding the foregoing, Company shall be entitled to enforce the provisions of Section 5 hereof through proceedings brought in a court of competent jurisdiction as contemplated by Section 6.9 hereof.

     6.3 SEVERABILITY; Reasonableness of Agreement. If any term, provision or covenant of this Agreement or part thereof, or the application thereof to any person, place or circumstance shall be held to be invalid, unenforceable or void by a court of competent jurisdiction, the remainder of this Agreement and such term, provision or covenant shall remain in full force and effect, and any such invalid, unenforceable or void term, provision or covenant shall be deemed, without further action on the part of the parties hereto, modified, amended and limited, and the court shall have the power to modify, amend and limit any such term, provision or covenant, to the extent necessary to render the same and the remainder of the Agreement valid, enforceable and lawful. In this regard, the Executive understands that the provisions of Section 5 may limit Executive's ability to earn a livelihood in a business similar or related to the business of Company, but nevertheless agrees and acknowledges that (i) the provisions of
Section 5 are reasonable and necessary for the protection of Company, and do not impose a greater restraint than necessary to protect the goodwill or other business interest of Company and (ii) such provisions contain reasonable limitations as to the time and the scope of activity to be restrained. In consideration of the foregoing and in light of Executive's education, skills and abilities, Executive agrees that all defenses by Executive to the strict enforcement of such provisions are hereby waived by Executive.

     6.4 KEY EMPLOYEE INSURANCE. Company shall have the right at its expense to purchase insurance on the life of Executive, in such amounts as it shall from time to time determine, of which Company shall be the beneficiary. Executive shall submit to such physical examinations as may reasonably be required and shall otherwise cooperate with Company in obtaining such insurance.

     6.5 ASSIGNMENT; BENEFIT. This Agreement shall not be assignable by Executive, other than Executive's rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. No rights or obligations of Company under this Agreement may be assigned or transferred except that Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Company as herein before defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 5.4 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     6.6 NOTICES. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram or telefax (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or at such other address for either party as may be specified in a notice given as provided herein by such party to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

                  (a)      If to Company:

                           Total Research Corporation
                           Princeton Corporate Center
                           5 Independence Way
                           Princeton, NJ 08540

                           With copies to:

                           Thomas A. Belton, Esq.
                           Drinker Biddle & Reath LLP
                           105 College Road East
                           Princeton, NJ 08540

                           Peter G. Smith, Esq.
                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, NY 10022-3903

                  (b)      If to Executive:

     6.7 TERMINATION PROCEDURES. Any termination of Executive's employment by the Company or by Executive during the Term (other than termination pursuant to death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 5.5. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     6.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. No amendment, modification, or waiver of this Agreement shall be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to such occurrence or with respect to any other occurrence.

     6.9 GOVERNING LAW. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New Jersey and the federal laws of the United States of America, to the extent applicable, without giving effect to otherwise applicable principles of conflicts of law. The parties hereto expressly consent to the jurisdiction of any state or federal court located in New Jersey, and to venue therein, and consent to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint therein directed to Executive or Company, as the case may be, at its address as provided in Section 6.6 hereof.

     6.10 WITHHOLDING. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

     6.11 HEADINGS; COUNTERPARTS. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute the same Agreement.

     6.12 FURTHER ASSURANCES. Each of the parties hereto shall execute such further instruments and take such other actions as the other party shall reasonably request in order to effectuate the purposes of this Agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             TOTAL RESEARCH CORPORATION

                                           By/s/ALBERT ANGRISANI
                                              ---------------------------------
                                             Title: President and CEO


                                              /s/ERIC ZISSMAN
                                              --------------------------------
                                              Executive

Exhibit A

                 SENIOR MANAGEMENT COMPENSATION PLAN TERM SHEET
                                FISCAL YEAR 1999

Name:  Eric Zissman

Title: Chief Financial Officer and Director of Corporate Development


A.  COMPENSATION/SHORT-TERM

I.  Base Salary

Base salary for the second half of fiscal year 1999 will be $150,000. Salary increases beyond year one, will be set by the CEO and approved by the Executive Committee and will be based on individual performance and contribution. The amount of the increase awarded will be based on a salary increase range of 0-10%.

II.      Bonus:

Entitled to a bonus of $10,000 based on performance in the area of corporate development as evaluated by the Executive Committee. An additional bonus compensates the Executive if established performance measures are achieved. The performance measures listed below are based on goals established for core business only against the performance plans for fiscal year 1999. This additional compensation would be in cash, and represents a bonus opportunity at 20% of the base salary if the goals listed below are met. Should the results fall slightly below plan, i.e., ninety-five (95) percent of goal, the Executive will be entitled to a reduced bonus. The reduced bonus will pay the Executive ten (10) percent of the Base Salary if ninety-five (95) to ninety-nine and nine tenths (99.9) percent of the goal is achieved. No bonus will be paid if results fall below 95% of goal.

         Goal                                                          Reward

1. * General and Administrative                      40% of 20% cash opportunity
    Expense  Management of 18.3%
    of corporate annual revenue
    (includes Administration, Corporate
    and Data Processing expenses)

*   If revenue  is below  plan and the  Income
    Before Tax is on plan, this goal will be waived.

2.  Tax Expense Reduction                            20% of 20% cash opportunity
    less than 40% of taxable earnings

3. Cash Flow from Operations                         20% of 20% cash opportunity
     $1,200,000 annually

4.  Non Financial                                    20% of 20% cash opportunity
   a.  MIS with Monthly Reporting
   b.  Audit
   c.  Pricing/Estimating
   d.  Merger/Acquisition Support

Performance goals for subsequent fiscal years shall be established on a quarterly or semi-annual basis by the CEO since the term of any renewal will expire on December 31. IBT shall be as defined in the Senior Management Compensation Plan ( Fiscal Years 1999-2001) for the CEO.

B.  EXCESS PERFORMANCE BONUS OPPORTUNITY:

Payment under this portion of the compensation plan is for performance in excess
of  established   goals.  The  bonus  opportunity  under  this  portion  of  the compensation plan, provides a bonus based on the following formula:

If the Corporation's IBT performance is 10% greater than plan, this Executive will receive the monetary equivalent of the average of all excess bonuses paid Division Presidents.

C. LONG TERM PERFORMANCE REWARD

The primary goal of Total Research's Long Term Performance Reward is to enhance senior management performance through equity ownership opportunities.

The granting of stock options that a participant may receive in each year is based on an assessment by the Chief Executive Officer and the Executive Committee of the Board of Directors. Any option grant is totally discretionary.